AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT, effective as of the last date on the signature block, to the Custody Agreement dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit R of the Agreement to add InfraCap Small Cap Income ETF as a new series of the Trust; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

1.Exhibit R of the Agreement is hereby superseded and replaced with Exhibit R attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST	U.S. BANK NATIONAL ASSOCIATION

By:/s/Ryan L. Roell	By: /s/Gregory Farley

Name: Ryan L. Roell	Name: Gregory Farley

Title: President	Title: Sr. Vice President

Date: 11/13/2023	Date: 11/13/2023

Exhibit R to the Series Portfolios Trust Custody Agreement
Name of Series

InfraCap Equity Income Fund ETF
InfraCap Small Cap Income ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Infrastructure Capital Advisors, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same regulated investment company.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $[...]            First $[...] [...] bp
Funds 6+     $[...]            Balance [...] bp

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to 50% of $[...] ($[...] admin/acct/ta + $[...] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

Custody Services in addition to the Base Fee
Portfolio Transaction Fees2
•$[...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[...] – Option/SWAPS/future contract written, exercised or expired
•$[...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[...] – Physical security transaction
•$[...] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $[...] filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $[...]
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[...] per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply.

Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[...]	$[...]	Hong Kong	[...]	$[...]	Poland	[...]	$[...]
Australia	[...]	$[...]	Hungary	[...]	$[...]	Portugal	[...]	$[...]
Austria	[...]	$[...]	Iceland	[...]	$[...]	Qatar	[...]	$[...]
Bahrain	[...]	$[...]	India	[...]	$[...]	Romania	[...]	$[...]
Bangladesh	[...]	$[...]	Indonesia	[...]	$[...]	Russia	[...]	$[...]
Belgium	[...]	$[...]	Ireland	[...]	$[...]	Saudi Arabia	[...]	$[...]
Bermuda	[...]	$[...]	Israel	[...]	$[...]	Serbia	[...]	$[...]
Botswana	[...]	$[...]	Italy	[...]	$[...]	Singapore	[...]	$[...]
Brazil	[...]	$[...]	Japan	[...]	$[...]	Slovakia	[...]	$[...]
Bulgaria	[...]	$[...]	Jordan	[...]	$[...]	South Africa	[...]	$[...]
Canada	[...]	$[...]	Kenya	[...]	$[...]	South Korea	[...]	$[...]
Chile	[...]	$[...]	Kuwait	[...]	$[...]	Spain	[...]	$[...]
China Connect	[...]	$[...]	Latvia	[...]	$[...]	Sri Lanka	[...]	$[...]
China (B Shares)	[...]	$[...]	Lithuania	[...]	$[...]	Sweden	[...]	$[...]
Colombia	[...]	$[...]	Luxembourg	[...]	$[...]	Switzerland	[...]	$[...]
Costa Rica	[...]	$[...]	Malaysia	[...]	$[...]	Taiwan	[...]	$[...]
Croatia	[...]	$[...]	Malta	[...]	$[...]	Thailand	[...]	$[...]
Cyprus	[...]	$[...]	Mauritius	[...]	$[...]	Tunisia	[...]	$[...]
Czech Republic	[...]	$[...]	Mexico	[...]	$[...]	Turkey	[...]	$[...]
Denmark	[...]	$[...]	Morocco	[...]	$[...]	UAE	[...]	$[...]
Egypt	[...]	$[...]	Namibia	[...]	$[...]	Uganda	[...]	$[...]
Estonia	[...]	$[...]	Netherlands	[...]	$[...]
Eswatini	[...]	$[...]	New Zealand	[...]	$[...]	Ukraine	[...]	$[...]
Euroclear (Eurobonds)	[...]	$[...]	Nigeria	[...]	$[...]	United Kingdom	[...]	$[...]
Euroclear (Non-Eurobonds)	[...]	$[...]	Norway	[...]	$[...]	Uruguay	[...]	$[...]
Finland	[...]	$[...]	Oman	[...]	$[...]	Vietnam	[...]	$[...]
France	[...]	$[...]	Pakistan	[...]	$[...]	West African Economic Monetary Union (WAEMU)*	[...]	$[...]
Germany	[...]	$[...]	Panama	[...]	$[...]	Zambia	[...]	$[...]
Ghana	[...]	$[...]	Peru	[...]	$[...]	Zimbabwe	[...]	$[...]
Greece	[...]	$[...]	Philippines	[...]	$[...]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Signature from Infrastructure Capital Advisers, LLC, the adviser of the fund, is not needed, as the adviser has signed the separate fee schedule dated July 27, 2021.